FIRST AMENDMENT
TO
INTERMEC, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Intermec, Inc. Supplemental Executive Retirement Plan Plan, As Amended and Restated as of January 1, 2008 (“Plan”), is hereby amended in the following manner, effective as of December 31, 2009:

1.	Rule of 70 Employees shall cease to be covered under the Plan, with no further benefits accruing on or after January 1, 2010.

2.	“Bonus” or "Bonuses" under Section 2.7 shall not include any special bonus paid to a Participant in lieu of a payment under an incentive plan whose performance factors were not met.

In all other respects, the terms of the Plan shall remain in full force and effect.

Intermec, Inc. has caused this Amendment to be executed by its authorized representatives on this 18th day of December, 2009.

Intermec, Inc.

By /s/ Jeanne Lyon
      Jeanne Lyon
      Vice President, Human Resources

By  /s/ Frank McCallick
      Frank McCallick
      Vice President, Tax